      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2000
                                                  REGISTRATION NO: 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           5B TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                   ----------

                DELAWARE                                  11-3529387
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)

                                   ----------

                                ONE JERICHO PLAZA
                             JERICHO, NEW YORK 11753
                    (Address of Principal Executive Offices)

                                   ----------

               5B TECHNOLOGIES CORPORATION 1995 STOCK OPTION PLAN
              5B TECHNOLOGIES CORPORATION 1995 DIRECTOR OPTION PLAN

                            (Full Title of the Plans)

                                   ----------

                                  GLENN NORTMAN
                             CHIEF EXECUTIVE OFFICER
                                ONE JERICHO PLAZA
                             JERICHO, NEW YORK 11753
                                 (516) 938-3400
         (Name and Address and Telephone Number, Including Area Code, of
                               Agent for Service)
                                   COPIES TO:
                              DANAL F. ABRAMS, ESQ.
                        PIPER MARBURY RUDNICK & WOLFE LLP
                           1251 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

                                   ----------

                         CALCULATION OF REGISTRATION FEE

------------------------------ -------------------- --------------------- --------------------- ---------------------
                                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM
    TITLE OF SECURITIES           AMOUNT TO BE        OFFERING PRICE           AGGREGATE              AMOUNT OF
      TO BE REGISTERED           REGISTERED (1)          PER SHARE         OFFERING PRICE(2)     REGISTRATION FEE(2)
------------------------------ -------------------- --------------------- --------------------- ---------------------
        Common Stock                512,500            $3.1877775(3)          $1,633,736               $431.31
------------------------------ -------------------- --------------------- --------------------- ---------------------

(1) Includes 500,000 shares of the Registrant's common stock, par value $.04 per share (the "Common Stock"), which may be offered pursuant to the Registrant's 1995 Stock Option Plan (the "1995 Plan") and 12,500 shares of Common Stock which may be offered pursuant to the Registrant's 1995 Director Option Plan (the "Director Plan", and together with the 1995 Plan, the "Plans"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c)and (h) of the Securities Act. The proposed maximum aggregate offering price and amount of registration fee are calculated on the basis of (a) the actual exercise prices for the 455,250 and 2,000 shares of Common Stock subject to outstanding options granted under the 1995 Plan and the Director Plan, respectively, at exercise prices from $0.4375 to $13.8193, and (b) $3.8125, the average of the high and low prices of the Registrant's Common Stock, as quoted on the Nasdaq SmallCap Market on June 26, 2000, for the remainder of the shares of Common Stock subject to the Plans registered hereunder.
(3) Represents the proposed maximum aggregate offering price divided by the amount of shares to be registered.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         5B Technologies Corporation has filed the following documents with the Securities and Exchange Commission, and these are incorporated herein by reference:

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by Amendment No. 1 on Form 10-K/A, which is our latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (c) Our Current Reports on Form 8-K filed February 15, 2000, April 28, 2000, May 17, 2000 and May 26, 2000; and

         (d) the description of our Common Stock which is contained in a registration statement on Form 8-A filed on November 7, 1995 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by the Delaware General Corporation Law ("DGCL"). The DGCL does not permit liability to be eliminated (i) for any breach of one of our director's duty of loyalty to 5B Technologies or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or (iv) for any transaction for which one of our directors derived an improper personal benefit. Our Certificate of Incorporation also provides that 5B Technologies shall indemnify our directors and executive officers to the fullest extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. Our Certificate of Incorporation also provides that 5B Technologies will advance expenses to directors and executive officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

         Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of 5B Technologies or is or was serving at our request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of 5B Technologies, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         We have entered into indemnification agreements with certain of our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the DGCL and our Certificate of Incorporation, subject to certain exceptions as well as certain additional procedural protections. In addition, the indemnification agreements provide generally that we will advance expenses incurred by directors and executives officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

         The indemnification provisions in our Certificate of Incorporation and the indemnity agreements entered into between us and certain of our directors and executive officers may permit indemnification for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of 5B Technologies pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER            DESCRIPTION
         -------           -----------

           4.1 5B Technologies Corporation 1995 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1, File No. 33-96382, of Paramount Financial Corporation (the predecessor of the Registrant)).

           4.2 5B Technologies Corporation 1995 Director Option Plan (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1, File No. 33-96382, of Paramount Financial Corporation (the predecessor of the Registrant)).

          *5.1             Opinion of Piper Marbury Rudnick & Wolfe LLP.

         *23.1             Consent of BDO Seidman, LLP.

         *23.2             Consent of Arthur Andersen LLP

         *23.2 Consent of Piper Marbury Rudnick & Wolfe LLP (contained in Exhibit 5.1).

         *24.1 Power of Attorney (included on signature page of this Registration Statement).

----------
*Filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) include any additional or changed material
                  information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial BONA FIDE offering.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, New York, on this 6th day of July, 2000.


                                    5B TECHNOLOGIES CORPORATION


                                    By: /s/ GLENN NORTMAN
                                        ----------------------------
                                            Glenn Nortman
                                            Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn Nortman and Anthony Fernandez his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                           TITLE                         DATE
         ---------                           -----                         ----

   /s/ GLENN NORTMAN          Chief Executive Officer and Director     July 6, 2000
--------------------------    (Principal Executive Officer)
       Glenn Nortman


   /s/ JEFFREY NORTMAN        Chief Operating Officer and Director     July 6, 2000
--------------------------
       Jeffrey Nortman


   /s/ ANTHONY FERNANDEZ      Director of Finance                      July 6, 2000
--------------------------    (Principal Financial and Accounting
       Anthony Fernandez      Officer)


   /s/ WILLIAM H. KELLY       Director                                 July 6, 2000
--------------------------
       William H. Kelly


   /s/ LARRY AUSTIN           Director                                 July 6, 2000
--------------------------
       Larry Austin

                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER            DESCRIPTION
         -------           -----------

         4.1 5B Technologies Corporation 1995 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1, File No. 33-96382, of Paramount Financial Corporation (the predecessor of the Registrant)).

         4.2 5B Technologies Corporation 1995 Director Option Plan (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1, File No. 33-96382, of Paramount Financial Corporation (the predecessor of the Registrant)).

         5.1               Opinion of Piper Marbury Rudnick & Wolfe LLP.

         23.1              Consent of BDO Seidman LLP.

         23.2              Consent of Arthur Andersen LLP

         23.3 Consent of Piper Marbury Rudnick & Wolfe LLP (contained in Exhibit 5.1).

         24.1 Power of Attorney (included on signature page of this Registration Statement).